Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Announces Earnings for 2018

BLACKSBURG, Va., January 31, 2019 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the quarter and year ended December 31, 2018. The Company reported net income of $16.15 million, or $2.32 per common share, for the year ended December 31, 2018. The Company also reported net income of $4.56 million, or $0.66 per common share, for the quarter ended December 31, 2018. National Bankshares, Inc. ended 2018 with total assets of $1.26 billion.

2018 Financial Highlights

●	Net Income increased $2.06 million from $14.09 million for the year ended December 31, 2017 to $16.15 million for the year ended December 31, 2018.

●	Earnings per share increased $0.29 from $2.03 for the year ended December 31, 2017 to $2.32 for the year ended December 31, 2018.

●

Return on average assets increased to 1.29% for the year ended December 31, 2018, from 1.14% for the year ended December 31, 2017. Return on average equity increased to 8.65% for the year ended December 31, 2018, from 7.64% for the year ended December 31, 2017.

●	Loans net of unearned income and deferred fees and costs increased $41.73 million or 6.25% from December 31, 2017 to $709.80 million as of December 31, 2018.

●

The ratio of the allowance for loan losses to loans net of unearned income and deferred fees and costs decreased to 1.04% as of December 31, 2018, from 1.19% as of December 31 2017, due to improvements in asset quality and net charge-off trends.

F. Brad Denardo, President and CEO, commented, “We are pleased to report a substantial year-over-year increase in earnings for 2018. While the Tax Cuts and Jobs Act of 2017 was very beneficial for our bottom line, we are also encouraged by the underlying performance of the Company, with solid loan growth and improved asset quality contributing significantly to our profitability.”

Mr. Denardo added, “These higher earnings have enabled us to make substantial investments in key areas of the Company and to reward our shareholders with a dividend payment of $1.21 per share in 2018, up from $1.17 per share in 2017. We are optimistic about the future of National Bankshares and thankful for the ongoing support of our shareholders, customers and communities.”

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and certain financial measures presented on a fully taxable-equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21% for the periods after January 1, 2018 and 35% for the periods prior to January 1, 2018. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measure prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	December 31, 2018	December 31, 2017
Assets
Cash and due from banks	$12,882	$12,926
Interest-bearing deposits	43,491	51,233
Federal funds sold	---	---
Securities available for sale, at fair value	425,010	331,387
Securities held to maturity	---	127,164
Restricted stock	1,220	1,200
Total securities	426,230	459,751
Mortgage loans held for sale	72	260
Loans:
Loans, net of unearned income and deferred fees and costs	709,799	668,069
Less: allowance for loan losses	(7,390)	(7,925)
Loans, net	702,409	660,144
Premises and equipment, net	8,646	8,221
Accrued interest receivable	5,160	5,297
Other real estate owned	2,052	2,817
Intangible assets and goodwill	5,848	5,898
Bank-owned life insurance	34,657	33,756
Other assets	14,585	16,454
Total assets	$1,256,032	$1,256,757

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$195,441	$182,511
Interest-bearing demand deposits	616,527	622,189
Savings deposits	138,175	140,150
Time deposits	101,799	114,884
Total deposits	1,051,942	1,059,734
Other borrowed funds	---	---
Accrued interest payable	89	62
Other liabilities	13,763	12,065
Total liabilities	1,065,794	1,071,861

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at December 31, 2018 and December 31, 2017.	8,698	8,698
Retained earnings	193,624	185,893
Accumulated other comprehensive loss, net	(12,084)	(9,695)
Total stockholders' equity	190,238	184,896
Total liabilities and stockholders' equity	$1,256,032	$1,256,757

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended				Twelve Months Ended
($ in thousands, except for share and per share data)	December 31, 2018		December 31, 2017		December 31, 2018	December 31, 2017
Interest Income
Interest and fees on loans		$8,174		$7,553	$31,333	$29,932
Interest on federal funds		---		---	---	---
Interest on interest-bearing deposits		163		188	672	791
Interest on securities - taxable		1,731		1,486	6,856	5,711
Interest on securities - nontaxable		1,001		1,199	4,363	4,826
Total interest income		11,069		10,426	43,224	41,260
Interest Expense
Interest on time deposits		182		127	526	537
Interest on other deposits		1,334		901	4,357	3,588
Interest on borrowed funds		60		---	164	---
Total interest expense		1,576		1,028	5,047	4,125
Net interest income		9,493		9,398	38,177	37,135
Provision for loan losses		(174)		(567)	(81)	157
Net interest income after provision for loan losses		9,667		9,965	38,258	36,978
Noninterest Income
Service charges on deposit accounts		641		709	2,678	2,776
Other service charges and fees		45		53	132	205
Credit card fees		360		351	1,431	1,205
Trust income		434		403	1,565	1,530
Bank-owned life insurance		223		236	901	758
Other income		204		413	1,005	1,148
Realized securities gain, net		17		6	17	14
Total noninterest income		1,924		2,171	7,729	7,636
Noninterest Expense
Salaries and employee benefits		3,628		3,250	14,506	13,670
Occupancy and furniture and fixtures		449		454	1,845	1,820
Data processing and ATM		760		607	2,784	2,280
FDIC assessment		90		85	359	364
Intangibles and goodwill amortization		13		12	50	68
Net cost of other real estate owned		30		63	553	205
Franchise taxes		313		332	1,278	1,315
Write-down of insurance receivable		---		---	2,010	---
Other operating expenses		942		1,138	3,891	4,507
Total noninterest expense		6,225		5,941	26,276	24,229
Income before income tax expense		5,366		6,195	18,711	20,385
Income tax expense		803		3,107	2,560	6,293
Net Income		$4,563		$3,088	$16,151	$14,092
Basic net income per share		$0.66		$0.44	$2.32	$2.03
Fully diluted net income per share		$0.66		$0.44	$2.32	$2.03
Weighted average number of common shares outstanding
Basic		6,957,974		6,957,974	6,957,974	6,957,974
Diluted		6,957,974		6,957,974	6,957,974	6,957,974
Dividends declared per share		$0.63		$0.61	$1.21	$1.17
Dividend payout ratio		---		---	52.13%	57.77%
Book value per share	$	---	$	---	$27.34	$26.57

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended
($ in thousands)	December 31, 2018	December 31, 2017
Net income	$4,563	$3,088

Other Comprehensive Loss, net of tax
Unrealized holding gain (loss) on available for sale securities net of tax of $265 in 2018 and ($940) in 2017	992	(1,747)
Reclassification adjustment for gain included in net income, net of tax of ($4) in 2018 and ($2) in 2017	(13)	(4)
Net pension gain (loss) arising during the period, net of taxes of ($249) in 2018 and $115 in 2017	(936)	213
Less amortization of prior service cost included in net periodic pension cost, net of tax of ($24) in 2018 and ($38) in 2017	(86)	(71)
Other comprehensive loss, net of tax of ($12) in 2018 and ($865) in 2017	$(43)	$(1,609)
Total Comprehensive Income	$4,520	$1,479

	Twelve Months Ended
($ in thousands)	December 31, 2018	December 31, 2017
Net Income	$16,151	$14,092

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($596) in 2018 and $296 in 2017	(2,245)	546
Reclassification adjustment for gain included in net income, net of tax of ($4) in 2018 and ($4) in 2017	(13)	(6)
Transfer from held to maturity to available sale securities, net of tax of $237 in 2018	891	---
Net pension gain (loss) arising during the period, net of tax of ($249) in 2018 and $115 in 2017	(936)	213
Less amortization of prior service cost included in net periodic pension cost, net of tax of ($24) in 2018 and ($38) in 2017	(86)	(71)
Other comprehensive income (loss), net of tax of ($636) in 2018 and $369 in 2017	(2,389)	682
Total Comprehensive Income	$13,762	$14,774

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 30, 2017
Average Balances
Cash and due from banks	$11,826	$11,895	$11,301	$11,443
Interest-bearing deposits	28,243	56,593	36,562	71,603
Securities available for sale	434,670	318,687	399,173	309,306
Securities held to maturity	---	129,384	55,116	131,602
Restricted stock	1,754	1,200	1,521	1,193
Mortgage loans held for sale	207	538	314	392
Gross Loans	703,345	661,402	683,913	654,045
Loans, net	695,029	652,271	675,647	644,998
Intangible assets	5,855	5,905	5,874	5,926
Total assets	1,243,414	1,240,972	1,251,843	1,235,755
Total deposits	1,029,996	1,040,485	1,045,798	1,038,586
Other borrowings	12,554	---	7,192	---
Stockholders' equity	188,297	187,480	186,637	184,540
Interest-earning assets	1,177,992	1,170,033	1,184,448	1,170,376
Interest-bearing liabilities	843,419	855,845	860,550	859,878

Financial Ratios
Return on average assets	1.46%	0.99%	1.29%	1.14%
Return on average equity	9.61%	6.53%	8.65%	7.64%
Net interest margin	3.33%	3.47%	3.36%	3.45%
Net interest income-fully taxable equivalent	$9,878	$10,228	$39,764	$40,432
Efficiency ratio	52.75%	50.51%	53.20%	53.08%
Average equity to average assets	15.14%	15.11%	14.91%	14.93%

Allowance for Loan Losses
Beginning balance	$7,713	$8,473	$7,925	$8,300
Provision for losses	(174)	(567)	(81)	157
Charge-offs	(202)	(130)	(689)	(819)
Recoveries	53	149	235	287
Ending balance	$7,390	$7,925	$7,390	$7,925

Asset Quality Data

(Unaudited)

($ in thousands)	December 31, 2018	December 31, 2017
Nonperforming Assets
Nonaccrual loans	$311	$6
Nonaccrual restructured loans	3,109	2,763
Total nonperforming loans	3,420	2,769
Other real estate owned	$2,052	$2,817
Total nonperforming assets	$5,472	$5,586
Accruing restructured loans	2,552	5,134
Loans 90 days or more past due	$35	$51

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.77%	0.83%
Allowance for loans losses to total loans	1.04%	1.19%
Allowance for loan losses to nonperforming loans	216.08%	268.20%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.00%	0.01%